SALES COOPERATION AGREEMENT
                                  (Translation)


Party A:       China Jewellery Import & Export Co.

Party B:       Hang Fung Jewellery Co., Ltd.


WHEREAS

(1) Party A has the legitimate right to import, export and sell gold, silver and karat-gold jewelry in China. It intends to expand its business through cooperation with Party B.

(2) Party B has well-developed relationship with many jewelry manufacturers, wholesalers and retailers in China. It has also extensive experience, technology and customer network in gold, silver and karat-gold jewelry.

(3) Party B has many years' experience in production of gold, silver and karat-gold jewelry and has many products suitable for selling in the China market. It intends to expand its market in China through cooperation with Party A.

(4) Party B hopes to sell its assembled products which are approved to sell in domestic market through the cooperation with Party A.

(5) Party A and Party B have signed a "Sales Agency Agreement" on November 18, 1994. This Sales Cooperation Agreement further stipulates the rights and obligations of both parties based on the Sales Agency Agreement.

Through friendly consultation, both parties have worked out the following agreement regarding the establishment of distribution network for gold, silver, and karat-gold jewelry in China.

1.   Cooperation Project

     Party B shall assist Party a to establish distribution network for selling gold, silver and karat-gold jewelry in China. Party B shall also provide labor, management and sales techniques to facilitate the selling of the products.

2.   Responsibilities of Both Parties

     RESPONSIBILITIES OF PARTY A

     (1) Regarding the cooperative project, based on the decision after consultation between both parties, Party A shall provide all documents necessary for the establishment of sales outlets and for the selling of gold, silver and karat-gold jewelry.

     (2)  To coordinate and assist Party B in handling all necessary procedures.

     (3) To provide invoices and other documents related to tax and commerce issue regarding the domestic sale of gold, silver and karat-gold jewelry stipulated in this agreement.

     (4) For the activities carried out by Party B which are after consultation with Party A and as assistance to Party A or acting on behalf of Party A in accordance with this Cooperation Agreement, Party A shall be responsible for any civil liabilities incurred. If any loss or damages incurred due to Party B's fault, Party B shall compensate Party A for all the losses.

     RESPONSIBILITIES OF PARTY B

     (1) Through its well-developed business relationship in China and its extensive experience in gold and silver jewelry, Party B shall establish a distribution and sales network for Party A selling Party A's jewelry and the jewelry products it acts as an agent to sell.

     (2) After the establishment of the distribution and sales network, Party A shall assign expertise and recruit local sales people to assist Party A to sell the jewelry products.

     (3) To provide sales, marketing and management techniques for Party A to assist Party A to sell the jewelry products. Through discussion between both parties, Party B shall assist Party A to carry out promotional activities for gold, silver and karat-gold jewelry.

3.   Warranties by Party A

     For this Cooperation Agreement, Party A hereby warrants that:

     (1) Party A is a legal entity incorporated in the People's Republic of China according to relevant laws.

     (2) Party A has the right to conduct import and export business of gold and silver jewelry in China and has the right to sell these products in China. Party A also has the right to be entrusted or act as an agent for the above-mentioned import and export business of gold and silver jewelry.

     (3)  Party A has the legal authority to execute this Agreement.

4.   Compensation

     Both parties agree that, as compensation for Party B's assistance to Party A in selling the gold, silver and karat-gold jewelry, for Party B's gold, silver, and karat-gold jewelry products (including those which are approved to sell in China) which are entrusted to Party A to sell, Party A shall not charge for additional fees except for the sales agency fees as stipulated in Clause 5.2(1) of the "Sales Agency Agreement".

5.   Cooperation Tenure

     (1) This Cooperation Agreement shall have a tenure of 10 years. Any party who intends to extend the tenure shall have to propose in writing to the other party one month prior to the expiry of the cooperation tenure.

     (2) Should either one party ceased its business or declared bankruptcy, or due to force majeure, this agreement shall be terminated.

6.   Governing Laws

     The interpretation and execution of this agreement shall be governed by the laws of the People's Republic of China.

7.   Settlement of Disputes

     Any disputes arising between Party A and Party B shall be settled through friendly consultation between the two parties. In case no settlement can be reached through consultation, either party shall have the right to submit the dispute to the China Council For Promotion of International Trade for arbitration. Arbitration shall be carried out in Beijing in Chinese language. The arbitrage award shall be final and binding upon both parties.

8. This Agreement is written in Chinese and have two copies. Both copies shall be equally binding.

9.   This Agreement shall come into force after signing by both parties.




Signed by Party A and Party B


Date: November 18, 1994


Beijing, China